FOLLOW UP SHAREHOLDER SOLICITATION LETTER

Pioneer Limited Maturity Bond Fund
60 State Street

Boston, MA  02109



URGENT

PLEASE VOTE YOUR SHARES TODAY

Dear Shareowner,

We recently sent you a proxy card and materials for Pioneer Limited Maturity Bond Fund (the Fund) explaining the proposed vote to merge the Fund into Pioneer Bond Fund. WE NEED YOU TO CAST YOUR VOTE PRIOR TO THE SEPTEMBER 18, 2001 SHAREOWNER MEETING.

If you have not already completed and returned the proxy card included in our earlier package, please take a moment now to complete the enclosed proxy card and mail it to us in the postage-paid envelope provided. You may also vote by calling 1-800-597-7836 or via the Internet at HTTPS://VOTE.PROXY-DIRECT.COM. You will need the 14 digit control number shown on your proxy card.

The proposal in the Proxy Statement has been reviewed by the Fund's Board of Trustees, whose primary role is to protect your interests as a shareowner. The Trustees recommend that you vote FOR the proposal.

Here is what a FOR vote means for the proposal.

THE PROPOSAL:

APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE FUND AND PIONEER BOND FUND, allowing the Fund to transfer all of its assets and liabilities to Pioneer Bond Fund in exchange for shares of Pioneer Bond Fund.

If the Proposal is approved, shareowners of Pioneer Limited Maturity Bond Fund will receive shares of Pioneer Bond Fund, of the same class and total value. The Funds have similar investment styles and objectives. While this change will result in a moderate increase in overall risk, the Trustees believe that Pioneer Bond Fund offers shareowners a more broadly diversified portfolio and the possibility of greater return potential from a larger and more flexible blend of securities. The reorganization will be tax-free for shareowners and the Funds.

Please feel free to call Pioneer at 1-800-622-3265 if you have any questions about the proposal or the process for voting your shares. Thank you for your prompt response.

CALLOUT IN MARGIN: Please vote! Your vote is extremely important, no matter how many shares you own



Sincerely,


David Tripple

President, Pioneer Investment Management, Inc.



10319-00-0801

VOTE SOLICITATION SCRIPT


PIONEER LIMITED MATURITY BOND FUND VOTE SOLICITATION SCRIPT

Connected Call

Introduction

Hello, my name is__________________, I am calling from Alamo direct on behalf of Pioneer Limited Maturity Bond Fund. May I please speak with___________________.

For safety and accuracy this call is being recorded.

I am calling to let you know that a meeting will be held on September 18th for shareowners to vote on an important proposal for Pioneer Limited Maturity Bond Fund.

Have your received your package containing this information?

Are you familiar with the proposal? May I assist you with any questions?

If it is convenient for you, I can record your vote over the telephone right now. Is it convenient?

The proposal has been reviewed by the Board of Trustees, whose primary role is to protect your interests as a shareowner. The Trustees recommend that you vote FOR the proposal. Would you like to vote as they recommend?

Your vote has been recorded. You have voted________________, is that correct?

In the next 72 hours a confirmation will be mailed to you. Thank you for your time.

QUESTION AND ANSWER TRAINING PIECE


PIONEER - LIMITED MATURITY BOND FUND - QUESTIONS AND ANSWERS:

WHY DID I RECEIVE THIS MATERIAL?

(Pioneer Limited Maturity Bond fund) is holding a shareholder meeting on September 18th. As a shareowner in the Fund, you have the opportunity to voice your opinion on this matter.

WHO CAN VOTE ON A SHAREHOLDER PROPOSAL?

Persons who hold shares in a fund as of its "record date" are entitled to vote. The record date was July 20th.

WHAT IS A SHAREHOLDER MEETING?

A shareholder meeting is an opportunity for a company's shareholders to evaluate and vote on proposed actions by the company. As a practical matter, most shareholders do not physically attend a shareholder meeting.

WHEN AND WHERE IS THE SHAREHOLDER MEETING?

The shareholder meeting will be held at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston MA. On Tuesday Sept 18th, 2001 at 2:00pm. Boston Time.

WHAT IS A PROXY STATEMENT?

A proxy statement is a document that the Securities and Exchange Commission
(SEC) requires mutual funds to send to their shareholders to present proposals and provide material facts about issues on which shareholders will vote. Mutual funds are required to obtain shareholder votes before making certain kinds of changes. Those proposed changes are described in the proxy statement.

WHAT IS IN THE PROXY STATEMENT?

Mutual funds are required to obtain shareholder votes before making certain kinds of changes. Those proposed changes are described in the proxy statement.

WHAT AM I VOTING ON?

To approve an agreement and plan of reorganization between your fund and Pioneer Bond Fund. Under this agreement your fund would transfer all of its assets to Bond Fund in exchange for shares of Bond Fund. These shares would be distributed proportionately to you and the other shareholders of your fund. Bond fund would also assume your fund's liabilities.

WHY DOES A SHAREHOLDER RECEIVE PROXY MATERIALS?

A shareholder receives proxy materials, a booklet that includes the proxy statement and one or more proxy cards-because, as the owner of the fund shares, he or she has a right to vote on important proposals concerning the fund.

HOW DOES MY FUND'S BOARD OF DIRECTORS/TRUSTEES WANT ME TO VOTE?
The proposal has been reviewed by the Board of Trustees, whose primary role is to protect your interests as shareowner. The Trustees recommend that you vote FOR the proposal.

WHY SHOULD I BOTHER TO VOTE?

Your vote makes a difference. If shareholders like you fail to vote their proxies, your fund may not receive enough votes to go forward with its meeting. If this happens, we'll have to mail proxies again - a costly proposition.

HOW DO I VOTE?

You may vote in any one of four ways:

-BY TOUCH-TONE TELEPHONE. Just call the toll-free number given on your proxy card and follow the instructions to record your vote. Toll free number 1-800-597-7836
-BY INTERNET. Just follow the instructions on our proxy card and vote online. HTTPS://VOTE.PROXY-DIRECT.COM
-BY MAIL. Complete the proxy card and mail it back in the postage-paid envelope. -IN PERSON. Cast your vote at your fund's shareholder meeting.


HOW DO I VOTE BY TELEPHONE?

You need to use a touch-tone phone (not a dial phone). Then simply: Have your proxy card ready. Dial the toll-free number listed on your card. 1-800-597-7836 Enter the control number found on the card.

Follow the instructions you'll be given.

HOW DO I VOTE ON THE INTERNET?
Have your proxy card ready.
Click on to the site provided on your proxy card. HTTPS://VOTE.PROXY-DIRECT.COM Enter the control number found on your proxy card. Follow the instructions on our computer screen.

WHEN IS THE DEADLINE FOR RETURNING MY PROXY VOTE?
You should vote your proxy as soon as possible to make sure your fund receives enough votes to act on the proposals. If your fund doesn't receive enough votes, we'll have to mail proxies again. Shareholder proxy votes may be submitted until the day before each meeting. In addition, shareholders may vote in person at the meetings.

HOW DO I FILL OUT THE PROXY CARD?

The proxy card lists all the proposals being considered. Next to each one are boxes allowing you to vote For, Against, or to Abstain. Please review the proxy statement before deciding how you wish to vote. Then check one of the boxes next to each proposal. Once you have made your choice, sign your proxy card and return it in the postage-paid envelope provided.

SHOULD I SEND IN THE CARD AND VOTE BY TELEPHONE/INTERNET TOO?
No. Use just one method to vote. The only reason to vote again would be to change your prior vote.

WHY DID I RECEIVE DIFFERENT PROXY CARDS?

If your shares are registered differently and are in more than one account, you will receive more than one card. Be sure to vote all of your accounts to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE?

You may revoke your proxy and change your vote. Your last vote will be the one counted.

IS MY VOTE KEPT CONFIDENTIAL?

Proxies and voting tabulation identifying shareholders are kept confidential by the Company and will not be disclosed except as may be necessary to meet legal requirements.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?
Preliminary voting results will be announced at the meeting. Final results will be published in the fund's Annual/Semi Annual report.

WHAT IS THE TELEPHONE NUMBER FOR CUSTOMER SERVICE AT PIONEER?
1-800-622-3265